EXHIBIT 21
Direct and Indirect Subsidiaries, and Operating Divisions,
of Myers Industries, Inc.
As of December 31, 2006
North and Central American Operations

Ameri-Kart Corp.	Kansas
- WEK South Corp	North Carolina
Ameri-Kart (MI) Corp.	Michigan
Buckhorn Inc.	Ohio
- Buckhorn Limited	UK
- Buckhorn Canada, Inc.	Ontario, Canada
- Buckhorn Rubber Products Inc.	Missouri
Eastern Tire Equipment & Supplies, Limited	Quebec, Canada
Grower Express Trucking, Inc.	Ohio
JMKO Corp.	Missouri
- AC Buckhorn LLC (50%)	Missouri
Listo Products, Ltd.	Yukon Territory
MYE Automotive, Inc.	Delaware
- Michigan Rubber Products, Inc.	Michigan
- WEK Industries, Inc.	Delaware
MYEcap Financial Corp.	Ohio
MYELux, LLC	Ohio
-MYELux International Finance, S.e.c.s. (GP98.67%)	Luxembourg
MYELux International Finance, S.e.c.s. (LP1.33%)	Luxembourg
Myers do Brasil Embalagens Plasticas Ltda.	Brazil
Myers International, Inc.	Ohio
-Myers de El Salvador S.A. De C.V. (75%)	El Salvador
— Orientadores Comerciales S.A.	Guatemala
— Myers de Panama S.A.	Panama
— Myers TSCA, S.A.	Panama

Myers de El Salvador S.A. De C.V. (25%)	El Salvador
Myers Missouri, Inc.	Missouri
- AC Buckhorn LLC (50%)	Missouri
Myer’s Tire Supply (Canada) Limited	Ontario, Canada
Myers Tire Supply Distribution, Inc.	Ohio
Patch Rubber Company	North Carolina
- Kwik Patch Private Ltd. (30.98%)	India
Productivity California, Inc.	California

EXHIBIT 21 continued
Direct and Indirect Subsidiaries, and Operating Divisions,
of Myers Industries, Inc.
As of December 31, 2006
Reported Operating Divisions of Myers Industries, Inc. and Subsidiaries

Akro-Mils (of Myers Industries, Inc.)	Akron, Ohio
Dillen Products (of Myers Industries, Inc.)	Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)	Mebane, NC
Myers Tire Supply (of Myers Industries, Inc.)	Akron, Ohio
European and Danish Operations

Myers Holdings [Gibraltar] Limited	Gibraltar
MYELux International Finance, S.e.c.s.	Luxembourg
-Myers International Holding, S.a.r.l.	Luxembourg
— Allibert-Buckhorn Europe, SAS	France

— Holdiplast SAS	France
— Allibert Buckhorn France, SAS	France
— Allibert (Anshan) Plastic Anticorrosive
Equipement Co. Ltd.	China
— Shanghai Allibert Plastic Anticorrosive
Equipment Co. Ltd. (10%)	China
— Allibert Contenitori SpA	Italy
— Allibert Contentores-Sistemas de Armazenagem, S.A.	Portugal
— Allibert Buckhorn UK Limited	UK
— Allibert de Plegamans Manutencion S.A.	Spain
— Allibert Equipement SPRI	Belgium

— Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH	Germany
— Allibert Transport und Lagertechnik GmbH & Co Kg	Germany
raaco International A/S	Denmark
- raaco Benelux Storage Systems B.V.	Netherlands
- raaco France SA	France
- raaco Germany Handelsgesellschaft mbH	Germany
- raaco Great Britain Limited	UK

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